EXHIBIT 32.1
Certification of Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
I, David Becker, acting President and Chief Executive Officer (principal executive officer) and Executive Vice President, Chief Financial Officer (principal financial officer) of MiddleBrook Pharmaceuticals, Inc. (the “Registrant”), certify, based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2009 of the Registrant (the “Report”), that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 16, 2010	/s/ David Becker
David Becker
Acting President and Chief Executive Officer and Executive Vice President, Chief Financial Officer (Principal executive officer and principal financial officer)